UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

SAIA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-49983	48-1229851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 Johns Creek Parkway Suite 400
Johns Creek, Georgia		30097
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 232-5067

No Changes.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SAIA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2024, Saia, Inc. (the “Company”) held its annual meeting of stockholders (the “2024 Annual Meeting”). At the 2024 Annual Meeting, as described further in Item 5.07 below, Saia’s stockholders approved the Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) that adds a provision to the Company’s certificate of incorporation limiting the liability of certain officers of the Company and makes other various conforming and technical revisions. The Second Amended and Restated Certificate of Incorporation is further described in “Proposal 3 - Amend and Restate the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers and Make Various Conforming and Technical Revisions” on pages “61-62” of Saia’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 18, 2024 (the “Proxy Statement”).

On April 30, 2024, Saia filed the Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The foregoing description of the Second Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting, stockholders voted on the four proposals outlined in the Proxy Statement and cast their votes as described below.

Proposal 1—Election of Directors.

The Director Nominees listed below were elected to serve as directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
Di-Ann Eisnor	25,243,815	106,686	14,977	390,515
Donna E. Epps	25,184,947	165,574	14,957	390,515
John P. Gainor	25,175,843	173,560	16,075	390,515
Kevin A. Henry	25,240,220	109,945	15,313	390,515
Frederick J. Holzgrefe, III	25,318,797	31,511	15,170	390,515
Donald R. James	25,240,468	109,681	15,329	390,515
Randolph W. Melville	25,112,096	238,069	15,313	390,515
Richard D. O’Dell	24,717,648	631,800	16,030	390,515
Jeffrey C. Ward	24,534,111	770,353	61,014	390,515
Susan F. Ward	25,237,709	112,817	14,952	390,515

Proposal 2— Advisory Vote to Approve Executive Compensation.

Our stockholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
24,509,323	839,220	16,935	390,515

Proposal 3— Amend and Restate the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers and Make Various Conforming and Technical Revisions.

Our stockholders approved an amendment and restatement of Saia’s certificate of incorporation to limit the liability of certain officers and make various conforming and technical revisions.

For	Against	Abstain	Broker Non-Votes
23,011,267	2,337,881	16,330	390,515

Proposal 4— Ratification of the Appointment of KPMG LLP as Saia’s Independent Registered Public Accounting Firm for Fiscal Year 2024.

Our stockholders ratified the appointment of KPMG LLP to serve as Saia’s independent registered public accounting firm for the 2024 fiscal year.

For	Against	Abstain	Broker Non-Votes
25,152,282	588,752	14,959	0

Item 8.01	Other Events.

On May 1, 2024, the Company issued and sold $100 million aggregate principal amount of senior notes (the “Notes”), pursuant to the Private Shelf Agreement (the “Shelf Agreement”), dated November 9, 2023, by and among the Company, PGIM, Inc. (“Prudential”), and certain affiliates and managed accounts of Prudential. The Notes bear interest at 6.09% per annum and will mature on May 1, 2029. The Company previously announced the execution of the Shelf Agreement and agreement to sell the Notes under Items 1.01 and 2.03 in a Current Report on Form 8-K dated November 9, 2023.

The foregoing description of the Notes and the Shelf Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shelf Agreement, which contains the form of senior notes, a copy of which is filed as Exhibit 4.1 to the Form 8-K dated November 9, 2023, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Saia, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIA, INC.

Date: May 1, 2024	/s/ Kelly W. Benton
Kelly W. Benton
Vice President and Chief Accounting Officer (Principal Accounting Officer)